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                                                                     EXHIBIT 4.6

                               EIGHTH AMENDMENT
                                      TO
                       UNITED STATES FILTER CORPORATION
                        1991 EMPLOYEE STOCK OPTION PLAN



     WHEREAS, United States Filter Corporation (the "Company") has established the United States Filter 1991 Employee Stock Option Plan (the "Plan");

     WHEREAS, Section 12 of the Plan authorizes the Company's Board of Directors to amend the Plan, except in certain respects not herein applicable;

     WHEREAS, it is desired to amend the Plan to increase the number of shares authorized for option grants under the Plan; and

     WHEREAS, the Plan was last amended November 7, 1994.


     NOW THEREFORE, the Plan is amended as follows:

     I. Amend Section 4 by substituting "2,587,500 shares" for "1,837,500 shares";

     II. In all other respects, the Plan shall continue in full force and effect.


Dated:  As of June 9, 1995


                                        United States Filter Corporation



                                        By:   /s/ Donald L. Bergmann
                                            ---------------------------
                                              Donald L. Bergmann